UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 23, 2021

INTEC PARENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-255389	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

+ 972-2-586-4657

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On July 23, 2021, each of Hila Karah, Anthony J. Maddauluna, William B. Hayes and Dr. Roger J. Pomerantz was appointed as a director of Intec Parent, Inc. (the “Company” or “Intec Parent”), a Delaware corporation and wholly owned subsidiary of Intec Pharma Ltd. (“Intec Israel”). Dr. Roger J. Pomerantz also was appointed as Chairman of the Company’s board of directors. Jeffrey Meckler was previously appointed as a director of the Company and will continue to serve as a director. Hila Karah will serve as a Class I director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2022. Anthony J. Maddaluna and William B. Hayes will serve as Class II directors, with a term expiring at the Company’s annual meeting of stockholders to be held in 2023. Jeffrey Meckler and Dr. Roger J. Pomerantz will serve as Class III directors, with a term expiring at the Company’s annual meeting of stockholders to be held in 2024.

Appointment of Committee Members

Effective July 23, 2021, the Company’s board of directors has the following standing committees: an Audit Committee, a Nominating Committee and a Compensation Committee. The following directors have been appointed to each of the following committees:

Audit Committee

●	William B. Hayes (chair)
●	Dr. Roger J. Pomerantz
●	Hila Karah

Compensation Committee

●	Anthony J. Maddaluna (chair)
●	William B. Hayes

Nominating Committee

●	Dr. Roger J. Pomerantz (chair)
●	Anthony Maddaluna

Appointment of Officers

On July 23, 2021, the following persons were designated as officers of the Company to serve until his or her successor is elected and qualified or until his removal, resignation, death or disability:

Name	Office
Jeffrey Meckler	Chief Executive Officer
Nir Sassi	Chief Financial Officer
Walt Linscott	Chief Business Officer

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2021, the Company amended and restated its certificate of incorporation (the “Amended and Restated Charter”) and its bylaws (the “Amended and Restated Bylaws”), effective immediately. The registration statement on Form S-4, as amended (File No. 333-255389), filed by the Company as a co-registrant with the Securities and Exchange Commission on May 12, 2021 (the “Registration Statement”), contains additional information about the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are incorporated by reference into this Item 5.03.

The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are qualified entirely by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws which are attached hereto as Exhibit 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 8.01. Other Events.

As of July 23, 2021, the authorized share capital of Intec Israel is 17.5 million ordinary shares, of which 7,370,883 ordinary shares are outstanding, as described in the Current Report on Form 8-K filed by Intec Israel on July 23, 2021.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Intec Parent, Inc., dated as of July 23, 2021
3.2	Amended and Restated Bylaws of Intec Parent, Inc., dated as of July 23, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2021

INTEC PARENT, INC.

By:	/s/ Jeffrey Meckler
Jeffrey Meckler
Chief Executive Officer

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